Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report, dated April 27, 2016, with respect to the financial statements of Biondvax Pharmaceuticals Ltd., included in its Annual Report (Form 20-F) for the year ended December 31, 2015, in the Registration Statement (Form F-3) and related Prospectus of Biondvax Pharmaceuticals Ltd. dated November 4, 2016.

Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
November 4, 2016	Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global